Exhibit 99.2

Condensed Consolidated Financial Statements

Transit Energy Group, LLC and Subsidiaries

September 30, 2022

Transit Energy Group, LLC and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2022

ASSETS
Current assets
Accounts receivable, net	$21,120,495
Inventory	25,738,555
Other current assets	10,173,057

Total current assets	57,032,107

Property and equipment, net	145,726,178
Fuel supply contract, net	16,861,378
Goodwill	56,440,021

Total assets	$276,059,684

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities
Accounts payable	$22,397,507
Accrued expenses	6,191,095
Current portion of deferred revenue	1,072,627
Revolving credit facility	10,778,752
Current portion of long-term debt	6,550,000

Total current liabilities	46,989,981

Long-term liabilities
Long-term debt, net of deferred financing costs and current portion	117,663,933
Deferred revenue, long term	4,193,045
Deferred gain on sale-leaseback	1,485,787
Asset retirement obligations	11,518,821
Unfavorable market leases	2,649,523

Total liabilities	184,501,090

Members' Capital
Class A members' interests	153,757,773
Class B members' interests	601,851
Retained deficit	(62,801,030)

Total members' capital	91,558,594

Total liabilities and members' capital	$276,059,684

The accompanying notes are an integral part of these condensed consolidated financial statements.

Transit Energy Group, LLC and Subsidiaries

The accompanying notes are an integral part of these condensed consolidated financial statements.

Transit Energy Group, LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2022

Revenues
Fuel revenue	$796,600,040
Merchandise and food revenue	110,498,814
Other revenue	13,894,374
Total revenue	920,993,228
Cost of goods sold
Fuel cost of goods sold	748,156,039
Merchandise and food cost of goods sold	77,101,515
Total cost of goods sold	825,257,554
Gross profit	95,735,674
Operating expenses
Selling, general and administrative	80,369,285
Class B members' interest compensation expense	195,683
Depreciation and amortization	8,510,728
Income from operations	6,659,978
Other (income) expenses
Other (income) expense	(1,095,072)
Interest expense	4,377,797
NET INCOME	$3,377,253

The accompanying notes are an integral part of these condensed consolidated financial statements.

Transit Energy Group, LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF MEMBERS’ CAPITAL

Nine Months Ended September 30, 2022

	Class A Members' Interests	Class B Members' Interests	Retained Deficit	Total Members' Capital
Balance, December 31, 2021	$153,757,773	$406,168	$(66,178,283)	$87,985,658
Class B members' interests compensation expense	-	195,683	-	195,683
Net income	-	-	3,377,253	3,377,253
Balance, September 30, 2022	153,757,773	601,851	(62,801,030)	91,558,594

The accompanying notes are an integral part of these condensed consolidated financial statements.

Transit Energy Group, LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

Nine Months Ended September 30, 2022

Cash flows from operating activities:
Net income	$3,377,253
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,510,728
Gain on disposal	(1,646,130)
Amortization of deferred financing costs	(364,484)
Class B members' interests compensation expense	195,683
Accretion of asset retirement obligations	159,001
Changes in operating activities:
Accounts receivable	(7,381,789)
Inventory	1,412,828
Other current assets	(2,966,906)
Deferred revenue	(128,891)
Accounts payable	2,408,213
Accrued expenses	1,327,415
Net cash provided by operating activities	4,902,921
Cash flows from investing activities:
Purchase of property and equipment	(11,062,534)
Proceeds from sale of property and equipment	8,657,064
Business acquisitions, net of cash	(72,089,532)
Net cash used in investing activities	(74,495,002)
Cash flows from financing activities:
Payments on JPM facility	(24,075,000)
Borrowing on JPM facility	84,250,000
Borrowings on JPM Revolver	51,384,601
Payments on JPM Revolver	(44,605,849)
Net cash provided by financing activities	66,953,752
NET DECREASE IN CASH	(2,638,329)
Cash and cash equivalents - beginning of period	2,638,329
Cash and cash equivalents - end of period	$-
Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$3,463,990
Non-cash transactions:
Measurement period adjustment related to acquisition	$2,741,866

The accompanying notes are an integral part of these condensed consolidated financial statements.

Transit Energy Group, LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of a Business and Basis of Presentation

The inception of Transit Energy Group, LLC (TEG or Company) was on May 1, 2019 and incorporated in the state of Delaware. Operations commenced on July 30, 2019, when an agreement was entered into in which a business combination occurred and created the wholly owned operating entities of Energy Carriers, LLC, Energy Distributors, LLC and Flash Market, LLC. As part of this business combination certain assets were contributed to TEG. In conjunction with the accounting for the business combination, the Company applied pushdown accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

The Company and its subsidiaries operate a chain of convenience stores selling petroleum in the Southeastern United States, in the states of Alabama, Arkansas, Missouri, Mississippi, North Carolina, South Carolina and Tennessee and a petroleum distribution division that supplies petroleum to convenience stores and petroleum stations operated by independent outside operators in certain of the foregoing states. The Company has approximately 150 combined company operated, 47 consignment and 146 dealer operated locations as of September 30, 2022.

Accounting Principles

The Company’s condensed consolidated financial statements and accompanying condensed consolidated notes are presented in accordance with U.S. GAAP. Intercompany balances and transactions are eliminated in consolidation. The condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes of the Company for the year ended December 31, 2021.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Revenue Recognition

Under ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), revenue is to be recognized when control of promised goods or services is transferred to a customer in an amount that reflects the consideration expected to be received for those goods or services.

The Company recognizes revenue based on consideration received and/or specified in contracts or agreements with customers when it satisfies its performance obligations by transferring control over products or services to a customer.

Sales tax assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer, are excluded from revenue. Fuel excise tax imposed by governmental authorities, and collected by the Company from customers, are included in revenue and cost of sales and totaled approximately $127,000,000 for the nine months ended September 30, 2022.

Vendor allowances include rebates and other funds received from vendors to promote their products. The Company often receives such allowances on the basis of quantitative contract terms that vary by product and vendor or directly on the basis of purchases made. Rebates are recognized as reductions of costs when products are sold; reimbursements of operating expenses are recorded as reductions of the related expense when earned.

The following is a description of principal activities from which the Company generates its revenue. Generally, goods or services are transferred to our customers at a point in time and any contracts entered into with customers are short-term in nature.

Retail Fuel

The Company sells diesel fuel and gasoline to customers at their convenience stores at prices that are established daily. Retail fuel revenue is recognized at the time the customer takes possession of the fuel, which is when the performance obligation is satisfied. Payment takes place at the time of purchase. In the normal course of business, the Company does not accept product returns.

Wholesale Fuel

The Company sells fuels in bulk quantities and by the truckload (over the rack) to wholesale customers at a fixed price determined at the date of a contract or at variable prices based on a market or index rate. Wholesale fuel revenue is recognized at the time of delivery of the products, depending on shipping terms and title transfer. Contracts with customers state the final terms of the sale, including the description, quantity, and price for goods sold. Payment is typically due in full within three to 40 days of delivery. There is only one performance obligation in each contract. In the normal course of business, the Company does not accept product returns.

Merchandise

The Company sells a variety of food, grocery and other merchandise products and services at stated retail prices in the convenience stores. Merchandise revenue is recognized at the time the customer takes possession of the merchandise, which is when the performance obligation is satisfied. Payment takes place at the time of purchase. In the normal course of business, the Company does not accept product returns.

Other

Other revenue includes freight revenue, ATM and money order fee income, and lottery income. For freight income, the Company recognizes revenue upon delivery to the dealer as all deliveries occur on the same day as shipment. For ATM fee income, the customer pays an ATM fee for withdrawing cash and revenue is recognized at that time. For money orders, the customer pays a money order fee when purchasing a money order and revenue is recognized at that time. Lottery income is recognized at the time of sale to the consumer and the Company collects a commission. Lottery, money order and ATM revenue are recognized net. Revenue is recognized at the time the service is provided, which is when the performance obligation is complete.

Cash

The Company maintains cash balances with financial institutions in the United States. The Federal Deposit Insurance Corporation (FDIC) covers $250,000 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured limits.

Accounts Receivable

The majority of accounts receivable are typically from dealers, vendors and credit card companies in the ordinary course of business. As such, the Company has not experienced significant write-offs for the nine months ended September 30, 2022. The Company assesses its need for an allowance for potential losses in the collection of its receivables. The Company has a reserve of $750,000 for uncollectable receivables as of September 30, 2022. Receivables are typically due within 30 days and are stated as amounts due.

Accounts that are outstanding longer than the payment terms are considered past due. The Company writes off receivable amounts after determination that the balances are uncollectible.

Inventories

Inventory is stated at the lower of cost or net realizable value. Inventory cost is determined using the average cost, net of vendor rebates, using the first-in, first-out (FIFO) basis, which approximates the actual cost of the inventory. The Company periodically reviews inventory for obsolescence and records a charge to cost of revenues for any amounts required to reduce the carrying value of inventories to net realizable value.

Concentration of Credit Risk

Financial instruments that subject us to credit risk consist principally of receivables. The Company maintains allowances for doubtful accounts which the Company believes are sufficient to provide for losses which may be sustained on realization of these receivables. For the nine months ended September 30, 2022, no customers accounted for more than 10% of revenue or receivables.

The Company sources approximately 20% of its fuel from a single vendor for the nine months ended September 30, 2022. Additionally, for the nine months ended September 30, 2022, the Company sources an additional 50% of its fuel from five other fuel vendors, which all exceed 10% of fuel purchase volume.

Property and Equipment

Property and equipment are carried at cost or, if acquired through a business combination, at the fair value of the assets as of the acquisition date. Depreciation is recognized using the straight-line method over the estimated useful lives of the related assets as follows:

Buildings and leasehold improvements	10 to 40 years
Vehicles	5 years
Fuel equipment	5 to 30 years
Convenience store equipment	5 to 15 years

Amortization of leasehold improvements is based upon the shorter of the remaining terms of the leases including renewal periods that are reasonably assured or the estimated useful lives. Expenditures for maintenance and repairs are charged directly to expense when incurred and major improvements are capitalized. Construction in progress is stated at cost, which includes the cost of construction and other direct costs attributable to the construction. No provision for depreciation is made on construction in progress until such time as the assets are completed and placed into use.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the identifiable tangible and intangible assets of businesses acquired. Goodwill is tested at least annually for impairment by first comparing the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing an assumed purchase price allocation, using the reporting unit’s fair value (as determined in the first step) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess. The Company did not perform a quantitative assessment in testing goodwill for impairment in the nine months ended September 30, 2022.

Long-lived Assets

The Company reviews its long-lived assets, which include property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate the carrying amount of the asset may not be fully recoverable. Events or changes in circumstances are evaluated based on a number of factors including operating results, business plans and forecasts, general and industry trends, and economic projections and anticipated cash flows. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of those assets, typically determined by the undiscounted cash flows associated with those assets. These future cash flows are based on management’s projection of future financial results, including revenues, costs, working capital changes, and capital expenditures. Actual results may differ from those estimates. Based on management’s assessment, no impairment of long-lived assets exists for the nine months ended September 30, 2022.

Environmental Remediation Liabilities

The Company accrues for environmental remediation liabilities when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. The Company had no environmental remediation liabilities as of September 30, 2022.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, other current assets, accounts payable, accrued expenses and other current liabilities approximate their fair values due to the relatively short maturity of the respective instruments. The carrying amount of the term loan, revolver and subordinated debt – related party approximates fair value due to interest charges based on variable market rates.

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs. The excess of the purchase price for the Company’s business combination over the fair value of acquired net assets was allocated to goodwill and other intangible assets. The estimated fair value of the assets acquired and liabilities assumed as discussed in Note B was determined utilizing Level 3 inputs.

Income Taxes

The Company is a limited liability company and is treated as a partnership for income tax purposes. Consequently, all the effects of the Company’s income or loss are passed through to the members. Accordingly, no provision or liability for income taxes has been included in the consolidated financial statements. Tax years ending after December 31, 2019 remain open and are subject to examination by the taxing authorities.

Management is not aware of any material uncertain tax positions as of September 30, 2022. Any interest or penalties associated with an unrecognized tax expense would be classified as interest expense or other expense in the consolidated statements of operations.

Class B Members’ Interests Compensation Expense

The Company measures and recognizes compensation expense for members’ interests awards by expensing the fair value of each award at its grant date over the service period necessary for each award to vest. The Company accounts for forfeitures of members’ interests compensation awards as they occur.

Debt Financing Costs

Deferred financing costs are recorded as a contra-liability in long-term debt, net in the condensed consolidated balance sheet. The deferred financing costs are amortized as interest expense over the life of the loan using the straight-line method, which approximates the effective interest method.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (ASU 2016-2). This update requires lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets to give investors, lenders and other financial statement users a more comprehensive view of a company’s long-term financial obligations as well as the assets it owns versus leases. This distinction will affect how leases are measured and presented in the consolidated statement of operations and the consolidated statement of cash flows. This update is effective for annual periods ending after December 15, 2021, and for the interim periods beginning after December 15, 2022. Early adoption is permitted. This update permits adoption by use of either the retrospective or the modified retrospective methods. The Company has not adopted this guidance as of September 30, 2022. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements as well as the expected adoption method.

NOTE B - BUSINESS ACQUISITIONS

On May 23, 2022, the Company acquired the assets of Dixie Mart through an asset purchase agreement in which certain retail site assets were acquired and liabilities assumed. The Company financed its share of the consideration from its own sources. The transaction was accounted for under the provisions of ASC 805, Business Combinations. Accordingly, the Company recorded the tangible assets and liabilities at their estimated fair values.

In connection with this acquisition, the Company incurred $815,215 of transaction expenses during the nine months ended September 30, 2022 and were included in selling, general and administrative expenses in the condensed consolidated statement of operations.

A summary of the preliminary purchase price and allocation is as follows:

Amount
Inventory	$2,793,883
Property and equipment	21,792,500
Goodwill	12,474,017
Total assets acquired	37,060,400
Asset retirement obligation	(1,206,000)
Total liabilities assumed	(1,206,000)
Total cash consideration, net of cash acquired of $60,517	$35,854,400

On June 29, 2022, the Company acquired the assets of McCoy Oil through an asset purchase agreement in which certain retail site assets were acquired and liabilities assumed. The Company financed its share of the consideration from its own sources. The transaction was accounted for under the provisions of ASC 805, Business Combinations. Accordingly, the Company recorded the tangible assets and liabilities at their estimated fair values.

In connection with this acquisition, the Company incurred $126,615 of transaction expenses during the nine months ended September 30, 2022 and were included in selling, general and administrative expenses in the condensed consolidated statement of operations.

A summary of the preliminary purchase price and allocation is as follows:

Amount
Inventory	$795,803
Property and equipment	3,188,000
Goodwill	5,635,653
Total assets acquired	9,619,456
Asset retirement obligation	(414,000)
Total liabilities assumed	(414,000)
Total cash consideration, net of cash acquired of $4,653	$9,205,456

On July 12, 2022, the Company acquired the assets of Sayle Oil through an asset purchase agreement in which certain retail site assets were acquired and liabilities assumed. The Company financed its share of the consideration from its own sources. The transaction was accounted for under the provisions of ASC 805, Business Combinations. Accordingly, the Company recorded the tangible assets and liabilities at their estimated fair values.

In connection with this acquisition, the Company incurred $292,367 of transaction expenses during the nine months ended September 30, 2022 and were included in selling, general and administrative expenses in the condensed consolidated statement of operations.

A summary of the preliminary purchase price and allocation is as follows:

Amount
Inventory	$1,668,258
Property and equipment	12,497,500
Goodwill	10,321,793
Total assets acquired	24,487,551
Asset retirement obligation	(760,000)
Total liabilities assumed	(760,000)
Total cash consideration, net of cash acquired of $59,293	$23,727,551

On March 22, 2022, the Company acquired the assets of Stallings Brothers Holdings, Inc. through an asset purchase agreement in which certain retail site assets were acquired and liabilities assumed for $3,250,000. The Company financed its share of the consideration from a third party real estate fund. The transaction was accounted for under the provisions of ASC 805, Business Combinations. Accordingly, the Company recorded the tangible assets and liabilities at their estimated fair values.

During the measurement period, the Company will continue to obtain information to assist in determining the fair value of net assets acquired, which may differ materially from these preliminary estimates. Measurement period adjustments, if applicable, will be applied in the reporting period in which the adjustment amounts are determined.

NOTE C - INVENTORY

Inventory as of September 30, 2022 consisted of the following:

Merchandise inventory	$14,730,070
Fuel inventory	10,351,805
Lottery inventory	656,680
Total inventory	$25,738,555

NOTE D - PROPERTY AND EQUIPMENT, NET

Property and equipment, net at September 30, 2022 consisted of the following:

Land	$31,809,000
Buildings and leasehold improvements	73,801,620
Convenience store equipment	54,182,373
Vehicles	3,526,448
Construction in progress	114,767
163,434,208
Accumulated depreciation	(17,708,030)
Property and equipment, net	$145,726,178

Depreciation of property and equipment was $6,950,067 for the nine months ended September 30, 2022, and was included in depreciation and amortization within the condensed consolidated statement of operations.

NOTE E - GOODWILL AND INTANGIBLE ASSETS, NET

The change in the carrying value of goodwill was as follows:

Balance as of December 31, 2021	$25,266,682
Measurement period adjustments	2,741,876
Acquisitions (see Note B)	28,431,463
Balance as of September 30, 2022	$56,440,021

Other intangible assets at September 30, 2022 consisted of the following:

Fuel supply contract	$23,460,000
Unfavorable market leases	(3,483,365)
Total intangibles, gross	19,976,635

Accumulated amortization – fuel supply contract	(6,598,622)
Accumulated amortization – unfavorable market leases	833,842
Total intangibles, net	$14,211,855

Amortization for the nine months ended September 30, 2022 was $1,560,661, which was included in depreciation and amortization within the condensed consolidated statement of operations.

NOTE F - DEBT

Debt at September 30, 2022 consisted of the following:

JPM Revolver	$10,778,752
JPM Term	128,050,000
Total debt	138,828,752
Less: current portion	17,328,752
Less: deferred financing costs	3,836,067
Total long-term debt, net	$117,663,933

Scheduled principal payments of debt consisted of the following:

Three months ended December 31, 2022	$12,416,252
Year ended December 31, 2023	6,550,000
Year ended December 31, 2024	9,006,250
Year ended December 31, 2025	9,825,000
Year ended December 31, 2026	12,281,250
Year ended December 31, 2027	88,750,000

Total	$138,828,752

On May 23, 2022, the Company entered into an amended and restated credit agreement with JP Morgan Chase Bank (the Facility) as the lead arranger, which restructured the credit agreement dated March 12, 2021, increasing the term loan (the Term Loan) to a total of $105 million with a maturity date of May 23, 2027 and a revolving line of credit (the Revolver) with maximum borrowing of $30 million, also maturing in March 2027. Additionally, the Company had the ability to add up to $26 million to its term loan and exercised its ability to withdrawal an additional $26 million during 2022. This delayed draw had the same terms as the Term Loan. The Facility was secured by mortgages on certain parcels of real property owned by the Company. Additionally, the Revolver is secured by a borrowing base of eligible accounts receivable and inventories. The interest rate on the Term Loan and Revolver was variable based on an adjusted rate of SOFR plus an applicable margin. The Facility contained certain debt covenants (measured quarterly) that define maximum total leverage ratio and minimum fixed charge coverage ratio. The Company was in compliance with all covenants at September 30, 2022.

Refer to Note K below for additional information on the repayment of these obligations.

The Company capitalized $5,044,180 in costs related to its debt financing with JP Morgan Chase Bank (JPM). Fees and costs classified as debt issuance costs relate to costs incurred to obtain long-term financing. Accumulated amortization attributable to debt issuance costs associated with JPM totaled $1,200,011 as of September 30, 2022.

NOTE G - ASSET RETIREMENT OBLIGATIONS

The Company recognizes the estimated future cost to dispose of underground storage tanks over the estimated useful life of the storage tank in accordance with authoritative guidance. The Company records a discounted liability for the fair value of an asset retirement obligation with a corresponding increase in the carrying value of the related long-lived asset at the time an underground storage tank is installed. The Company amortizes the amount added to the property and equipment and recognizes accretion expense in connection with the discounted liability over the remaining life of the respective underground storage tanks.

The estimated liability is based on the historical experience in disposing of the tanks, estimated tank useful lives, external estimates as to the cost to dispose of the tanks in the future, and federal and state regulatory requirements. The liability is discounted using a credit adjusted risk-free rate of 5%. Revisions to the liability and the related long-lived asset could occur due to changes in tank disposal costs, tank useful lives, or if federal and state regulators enact new guidance on the removal of such tanks.

Balance at December 31, 2021	$9,568,844
Additions	2,480,000
Retirement	(689,024)
Accretion expense	159,001
Balance at September 30, 2022	$11,518,821

NOTE H - COMMITMENTS AND CONTINGENCIES

The Company leases certain operating locations and equipment under operating leases that will expire at various dates through 2036. Rent expense was approximately $7,053,000 for the nine months ended September 30, 2022 and included in selling, general and administrative in the condensed consolidated statement of operations.

Future minimum lease payments consisted of the following:

Three months ended December 31, 2022	$1,932,355
Year ended December 31, 2023	7,467,245
Year ended December 31, 2024	7,471,234
Year ended December 31, 2025	7,108,360

Year ended December 31, 2026	84,380,550
Total	$108,359,744

Fuel Vendor Agreements

The Company enters into fuel supply contracts with various major fuel suppliers. These fuel supply contracts have expiration dates at various times through 2031. In connection with certain of these fuel supply and related incentive agreements, the Company received upfront payments for rebranding costs and other incentives. If the Company defaults under the terms of any contract, including not purchasing committed fuel purchase volume, or terminates any supply agreement prior to the end of the applicable term, the Company must reimburse the respective fuel supplier for the unearned unamortized portion of the payments received to date, based on the amortization schedule outlined in each respective agreement. The payments are amortized and recognized as a reduction to fuel cost using the straight-line method based on the term of each agreement or based on fuel volume purchased. The amount of the unamortized liability was approximately $5,200,000 as of September 30, 2022, which was recorded in deferred revenue on the consolidated balance sheet. The Company had approximately $1,200,000 in receivables related to vendor agreements, which was recorded in other current assets on the condensed consolidated balance sheet as of September 30, 2022.

Legal Proceedings

From time to time, the Company may be involved in various legal proceedings incidental to the ordinary course or business. The Company does not believe that any of these proceedings will have a material adverse effect on its business or financial condition.

NOTE I - CLASS A MEMBERS’ INTERESTS

Energy Capital Partners contributed cash to the Company in exchange for 100% of Class A members’ interests. The Company’s certificate of incorporation, dated May 1, 2019, discusses, among other matters, seniority, dividend rights, voting rights, and liquidation rights. The certificate of incorporation authorizes Class A Members’ Interests and Class B Members’ Interests.

NOTE J - CLASS B MEMBERS’ INTERESTS

On July 30, 2019, the Company adopted a Profit Participation Plan (the Plan). The Plan provides incentives to eligible employees in the form of incentive nonvoting Class B Members’ Interests, which allows for the eligible person to share in the profits of the Company over certain thresholds defined in the agreement upon change in control of the Company. During the nine months ended September 30, 2022, the Company granted 650 member interests and had a reserve of 935 member interests for future grants. Class B member interests vest on the first anniversary of the grant date and annually thereafter over five years. Upon termination of employment, the employees will forfeit any unvested units.

NOTE K - SUBSEQUENT EVENTS

Transit Energy Group, LLC and certain of its affiliated entities entered into a Purchase and Sale Agreement with GPM Investments, LLC (“GPM”) and certain of GPM's subsidiaries, including GPM Petroleum, LLC, a Delaware limited liability company ("Buyer"), in September of 2022 to sell the assets and certain liabilities of the Company and certain of its affiliated entities. The transaction was consummated on March 1, 2023. The purchase price was approximately $370 million plus the value of inventory at the closing, of which $50 million was deferred and payable in two annual installments of $25 million, which Buyer may elect to pay in either cash or, subject to the satisfaction of certain conditions, shares of ARKO Corp. common stock, on the first and second anniversaries of the closing. As part of the transaction, the outstanding balances on the Term Loan and Revolver were fully paid on the closing date and the Plan terminated.

The Company has evaluated subsequent events through May 17, 2023, the date these condensed consolidated financial statements were available to be issued. All subsequent events requiring recognition or disclosure have been incorporated into these condensed consolidated financial statements.